Exhibit 32.1

CERTIFICATION

PURSUANT TO SECTION 906

OF

THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C SECTION 1350)

The undersigned, as the Chief Executive Officer of Video Display Corporation, certifies that, to the best of his knowledge and belief, the Quarterly Report on Form 10-Q for the quarter ended May 31, 2005 (the “Report”), which accompanies this certification, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Video Display Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350) and shall not be relied upon for any other purpose.

This 15th day of July, 2005	/s/ Ronald D. Ordway
Ronald D. Ordway
Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Video Display Corporation and will be retained by Video Display Corporation and furnished to the Securities and Exchange Commission or its staff upon request.